UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2024

Nano Magic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11602	47-1598792
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

31601 Research Park Drive, Madison Heights, MI 48071

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NMGX	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

After our Audit Committee reviewed the terms of engagement for a new auditor, the Board authorized us to engage a new audit firm. On that day, June 19, 2024, we informed our auditor, UHY LLP that it was being dismissed as our independent, registered public accounting firm.

The reports of UHY LLP on our financial statements for the year ended December 31, 2023, and on our financial statements for the year ended December 31, 2022 did not have any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, but UHY LLP’s reports for both years included a paragraph indicating there was substantial doubt about our ability to continue as a going concern.

During the most recent fiscal year referred to above and during the subsequent interim reporting periods through June 19, 2024, there were (1) no disagreements with UHY LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of UHY LLP would have caused the firm to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 301(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting previously disclosed in the Company’s Form 10-K for the year ended December 31, 2023 related to our not having sufficient resources in our accounting function to have segregation of duties so that the initiation of transactions, the custody of assets and the recording of transactions are performed by separate individuals.

We provided UHY LLP with a copy of this Current Report on Form 8-K prior to filing with the Securities Exchange Commission and requested that UHY LLP furnish us with a letter addressed to the Commission stating whether the firm agrees with the above statements. The letter from UHY LLP is filed as Exhibit 16.1.

(b)	Engagement of New Independent Registered Public Accounting Firm

As set forth above, on June 19, 2024, the Board approved the engagement of Fruci & Associates II, PLLC as our new independent registered public accounting firm.

During our two most recent fiscal years ended December 31, 2023 and December 31, 2022 and during the subsequent interim reporting periods through June 19, 2024, neither we nor anyone acting on our behalf has consulted Fruci & Associates II, PLLC with respect to (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided by us nor oral advice was provided to us that Fruci & Associates II, PLLC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation SK and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation SK).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter from UHY LLP.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Magic Inc.

Date: June 24, 2024	By:	/s/ Tom J. Berman
President & CEO